Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the Registration Statement of Lux Amber Corp. on Form S-1 to be filed on or about June 7, 2018 of our report dated June 7, 2018. We also consent to the reference to our firm under the caption "Experts" in this Registration Statement on Form S-1.

/s/ Jimmy P. Lee CPA PC
Flushing, New York
June 7, 2018